UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
As previously announced, William P. Burke will retire from Haemonetics Corporation (the “Company”) on June 30, 2022. Mr. Burke will step down as Chief Financial Officer and principal financial officer of the Company on April 11, 2022 in connection with James C. D’Arecca’s appointment as the Company’s new Chief Financial Officer (as discussed below). Mr. Burke will assist the Company’s Chief Executive Officer and Mr. D’Arecca in the transition until Mr. Burke’s retirement from the Company.

(c), (e)

On March 21, 2022, the Company announced the appointment of James C. D’Arecca as its Chief Financial Officer, effective April 11, 2022. Mr. D’Arecca will serve as the Company’s principal financial officer and oversee the treasury, controllership and accounting, investor relations, tax, information technology and financial planning and analysis functions.

Mr. D’Arecca, 51, joins the Company directly from TherapeuticsMD, Inc., where he has served as Chief Financial Officer since June 2020. Prior to joining TherapeuticsMD, Mr. D’Arecca served as the Senior Vice President and Chief Accounting Officer of Allergen plc (formerly known as Actavis plc) from August 2013 until its merger with AbbVie Inc. in May 2020. Mr. D’Arecca served as Chief Accounting Officer at Bausch & Lomb prior to joining Actavis plc and earlier in his career held finance and business development positions of increasing responsibility at Merck & Co., Inc. and Schering-Plough Corporation. Mr. D’Arecca began his career with PricewaterhouseCoopers LLP from 1992 to 2005, where he had an industry focus on pharmaceuticals, medical devices, and consumer products. Mr. D’Arecca earned a Bachelor of Science in Accounting from Rutgers University and a Master of Business Administration from Columbia University. He is a Certified Public Accountant.

Mr. D’Arecca will receive an annual base salary of $525,000 and participate in the Company’s annual short-term incentive compensation program for fiscal 2023, with a target bonus equal to 75% of his base salary based on the Company’s achievement of select fiscal 2023 financial metrics and his individual performance, as well as the Company’s annual long-term incentive compensation program for fiscal 2023, with an equity compensation award target value of $1,100,000, subject to Compensation Committee approval. Mr. D’Arecca will also receive a $400,000 sign-on bonus after his first 60 days of employment, with $350,000 repayable in the first 12 months of Mr. D’Arecca’s employment upon his voluntary termination or termination by the Company for cause and $175,000 repayable between the 12th and 24th month of Mr. D’Arecca’s employment upon his voluntary termination or termination by the Company for cause.

Subject to Compensation Committee approval, Mr. D’Arecca will receive an initial equity grant valued at $600,000 consisting of 50% restricted stock units and 50% non-qualified stock options that will each vest in annual increments of 25% beginning on the first anniversary of the date of grant. The exact number of restricted stock units issued and the strike price of the stock options will be based upon the closing price of the Company’s common stock on the grant date, and the exact number of stock options issued will be determined using the applicable Black-Scholes value. The awards will be subject to the terms of the Company’s 2019 Long-Term Incentive Compensation Plan and corresponding forms of restricted stock unit and stock option award agreements for employees, copies of which are incorporated by reference into the Company’s Form 10-K for the fiscal year ended April 3, 2021.

Mr. D’Arecca will also enter into the Company’s standard forms of executive severance agreement, change in control agreement and indemnification agreement, copies of which are incorporated by reference into the Company’s Form 10-K for the fiscal year ended April 3, 2021. The terms of such executive severance and change in control agreements are described in the “Severance and Change in Control Agreements with Named Executive Officers” section of the Company’s 2021 proxy statement. Mr. D’Arecca will participate in all other elements of the Company’s employee benefit plans for the Company’s senior executives as outlined in the Company’s 2021 Proxy Statement.

Item 7.01. Regulation FD Disclosure.

On March 21, 2022, the Company issued a press release relating to the matters described above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release of Haemonetics Corporation dated March 21, 2022 announcing the appointment of James C. D’Arecca as Chief Financial Officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

Date: March 21, 2022	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer